EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002

In connection with the Annual Report of Alkermes plc (the “Company”) on Form 10‑K for the period ended December 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Richard F. Pops, Chairman and Chief Executive Officer of the Company, and James M. Frates, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002, to our knowledge that:

(1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Chairman and Chief Executive Officer (Principal Executive Officer)
/s/ Richard F. Pops Richard F. Pops Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ James M. Frates James M. Frates Senior Vice President and Chief Financial Officer (Principal Financial Officer)

February 25, 2016